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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Tier Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TIER TECHNOLOGIES, INC.
2001 N. Main Street, Suite 500
Walnut Creek, California 94596

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 22, 2003

To The Shareholders Of Tier Technologies, Inc.:

        Notice Is Hereby Given that the Annual Meeting of Shareholders of Tier Technologies, Inc., a California corporation ("Tier" or the "Company"), will be held on Wednesday, January 22, 2003 at 2:00 p.m. local time at Tier's headquarters located at 2001 N. Main Street, Suite 500, Walnut Creek, California, 94596 for the following purposes:

  1.
  To elect six directors to serve for the ensuing year and until their successors are elected.

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending September 30, 2003.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on November 27, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Laura B. DePole Secretary

Walnut Creek, California
December 20, 2002

        All Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

TIER TECHNOLOGIES, INC.
2001 N. Main Street, Suite 500
Walnut Creek, California 94596

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

JANUARY 22, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Tier Technologies, Inc., a California corporation ("Tier" or the "Company"), for use at the Annual Meeting of Shareholders to be held on January 22, 2003, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Tier's headquarters, located at 2001 N. Main Street, Suite 500, Walnut Creek, California 94596. The Company intends to mail this proxy statement and accompanying proxy card on or about December 20, 2002 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of Class A Common Stock and Class B Common Stock at the close of business on November 27, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on November 27, 2002, the Company had outstanding 880,000 shares of Class A Common Stock and 18,186,221 shares of Class B Common Stock. Holders of Class A Common Stock and Class B Common Stock vote together as a single class on the matters to be considered and acted upon at the Annual Meeting, except holders of Class B Common Stock have the right to vote as a single class for the election of two of the six director nominees.

        Each share of Class A Common Stock is entitled to ten votes and each share of Class B Common Stock is entitled to one vote. An affirmative vote of a majority of the votes that are voted at the Annual Meeting, in person or by proxy, is required for approval of each item being submitted to the shareholders for consideration, with the exception of the election of directors, where the nominees receiving the highest number of votes entitled to be cast therefor shall be elected (see "Proposal 1"). An election inspector appointed by the Board shall receive and tabulate proxies and votes cast in person at the Annual Meeting. Abstentions and "broker non-votes" are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2001 N. Main Street, Suite 500, Walnut Creek, California 94596, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Shareholder Proposals

        The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's annual meeting of shareholders to be held in 2004 pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is August 22, 2003. Proposals and director nominations for such meeting that are not to be included in such proxy statement and proxy must be received by the Company at 2001 N. Main Street, Suite 500, Walnut Creek, California 94596, no later than the tenth day following the mailing of notice of the date of such annual meeting or public disclosure of the date of such annual meeting, whichever occurs first.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is currently composed of seven directors. One of the Company's directors, Mary Agnes Wilderotter, has informed us that, due to her acceptance of a position of employment, she will no longer serve on the Company's Board of Directors following the Annual Meeting, and as a result will not be seeking re-election to the Board of Directors at the Annual Meeting. The Board has authorized a reduction in size from seven directors to six directors, effective as of the Annual Meeting. There are six nominees for the six Board positions authorized. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal. The six nominees listed below currently serve as directors of the Company.

        The Company's Amended and Restated Articles of Incorporation (the "Articles") provide that the holders of Class B Common Stock shall vote as a separate class and be entitled to elect that number of directors that is the largest integral number that is less than 50% of the authorized number of directors (two of the six directors), in a slate separate from the election of the remaining directors. The following two individuals are nominated for election by the holders of Class B Common Stock voting as a separate class: Samuel Cabot III and Ronald L. Rossetti.

        The Articles provide that the holders of Class B Common Stock and Class A Common Stock shall vote as a single class to elect the remaining four directors. The following four individuals are nominated for election by the holders of Class B Common Stock and Class A Common Stock, voting as a single class: James L. Bildner, Charles W. Berger, Morgan P. Guenther and William C. Van Faasen.

        With respect to the election of directors, the Company's Bylaws provide for cumulation of votes to which such shareholder is entitled, meaning that the shareholder may cast his or her authorized allotment of votes for one or more candidates as the shareholder sees fit. Shareholders are entitled to cumulation of votes only if the candidates for which the shareholder is voting have been placed in nomination prior to the voting and a shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes, and provided that the Company has less than 800 shareholders as of the record date for its most recent annual meeting of shareholders.

        The two Class B Common Stock nominees receiving the highest number of affirmative votes from the holders of the Class B Common Stock shall be elected. The four remaining nominees receiving the highest number of affirmative Class B and Class A votes shall be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

        The names of the nominees and certain information about the nominees for director are set forth below:

Name	Age	Position Held With the Company
James L. Bildner	48	Chairman of the Board and Chief Executive Officer
Charles W. Berger(1)(2)	48	Director
Samuel Cabot III(1)(3)(4)(5)	62	Director
Morgan P. Guenther(3)	48	Director
Ronald L. Rossetti(3)(5)	59	Director
William C. Van Faasen(1)(4)	54	Director

(1)
Member of the Compensation Committee.

(2)
Assuming he is elected a director, Mr. Berger will replace Mary Agnes Wilderotter as a member of the Nominating Committee effective January 22, 2003.

(3)
Member of the Audit Committee.

(4)
Member of the Nominating Committee.

(5)
Class B Common Stock Director.

        Mr. Bildner joined Tier as Chairman of the Board in November 1995, became Chief Executive Officer in December 1996 and served as President from July 2000 through December 2001. Mr. Bildner serves on the Board of Visitors of the Tucker Foundation of Dartmouth College and the Board of Visitors of Case Western Reserve School of Law. Mr. Bildner is also a trustee of Lesley University, an Overseer of Children's Hospital of Boston, a member of the corporation of Northeast Medical Systems, Inc., a member of the National Council of Environmental Defense, a Trustee of the Trustees of the Reservation and serves on the Board of Directors of Australia's Lizard Island Reef Research Foundation. A frequent speaker and author on business issues, Mr. Bildner holds an A.B. from Dartmouth College and a J.D. from Case Western Reserve School of Law.

        Mr. Berger has served as a Director of Tier since January 2002. Since December 2001, he has been President and Chief Executive Officer of Vicinity Corporation, a publicly traded company providing location-based marketing services to leading companies in the hospitality, restaurant, retail, package delivery, financial services, healthcare and automotive industries. Vicinity recently signed a merger agreement to be acquired by Microsoft Corporation and the transaction is expected to close in December 2002. He has also served as the managing director of Volatilis, LLC, a private investment and aviation services firm, since its founding in June 2001. Prior to forming Volatilis, Mr. Berger served as Chairman and Chief Executive Officer of AdForce, Inc., an online advertising company, from July 1997 to June 2001. AdForce provided on-line advertising management and delivery services to publishers, completed an initial public offering in May 1999 and was acquired by CMGi, an Internet operating and development company, in January 2000. Previously, Mr. Berger served as Chairman and Chief Executive Officer of Radius, Inc., a maker of peripheral products for graphics and video applications, from 1993 to 1997. Prior to joining Radius, Mr. Berger was Senior Vice President for Worldwide Sales, Operations and Support at Claris Corporation, a developer of desktop-to-web information management software, from 1992 to 1993. Previously, Mr. Berger held several positions at Sun Microsystems, Inc., a provider of products, services and support solutions for building and maintaining network computing environments, from 1989 to 1992, including President, Sun Microsystems Federal, Inc., Vice President of U.S. Marketing and Business Development, and Vice President of Product Marketing. Mr. Berger spent seven years at Apple Computer, Inc., a personal computing company, as Treasurer, Vice President of Business Development, Vice President of Marketing and General Manager of Apple Integrated Systems. Mr. Berger is also on the Board of Directors of Vicinity Corporation, Efficient Market Services and FreeFlyer, Inc. Mr. Berger received a B.S. from Bucknell University and an MBA from the University of Santa Clara.

        Mr. Cabot has served as a Director of Tier since January 1997. He has served as President of Samuel Cabot Inc., a manufacturer and marketer of premium quality exterior stains and architectural coatings, since 1978, and as Chairman of its Board of Directors since February 2000. He is also on the Board of Directors of Plasticolors, Inc., Blue Cross Blue Shield of Massachusetts, Inc., Fiduciary Trust Co. and Reed & Barton Inc., and is Chairman of Associated Industries of Massachusetts (AIM). Mr. Cabot also served two years in Chile as a Peace Corps volunteer. Mr. Cabot received an A.B. from Dartmouth College and an MBA from Boston University.

        Mr. Guenther has served as a Director of Tier since August 1999. Since October 2001, Mr. Guenther has served as President of TiVo, Inc., a publicly traded technology firm specializing in the delivery of digital video recording television services. From June 1999 through October 2001, Mr. Guenther served as Vice President of Business Development and Senior Vice President of Business Development and Revenue Operations at TiVo. From August 1998 to June 1999, Mr. Guenther was a partner at Paul, Hastings, Janofsky & Walker LLP, an international law firm. From 1990 to March 1998, Mr. Guenther was a partner at the law firm of Farella Braun & Martel LLP. Mr. Guenther is also on the Board of Directors of Integral Development Corp., a software developer providing e-commerce solutions for capital market transactions to banks and other financial institutions. Mr. Guenther holds a B.A. and a J.D. from the University of Colorado and an MBA from the University of San Francisco.

        Mr. Rossetti has served as a Director of Tier since November 1995. Since February 1997, he has served as President of Riverside Capital Partners, Inc., a venture capital investment firm. From 1976 until September 1994, Mr. Rossetti was President, Chief Executive Officer and a Director of Nature Food Centers, Inc., a health food retailer. Mr. Rossetti was a certified public accountant with the Boston office of Coopers & Lybrand (now PricewaterhouseCoopers LLP) from 1966 through 1972. Mr. Rossetti is on the advisory board of Hamilton Associates and serves as a trustee of Northeastern University. He received a B.S. from Northeastern University.

        Mr. Van Faasen has served as a Director of Tier since June 1999. Mr. Van Faasen became Chairman, President and Chief Executive Officer of Blue Cross Blue Shield of Massachusetts, Inc., a non-profit company providing health benefits, products and services, in March 2002 and served as President and Chief Executive Officer since September 1992. From 1990 to March 1992 he also served as its Executive Vice President and Chief Operating Officer and was appointed President-Designee on March 18, 1992. Mr. Van Faasen currently serves on the Board of Directors of IMS Health, Liberty Mutual Group, NSTAR and Citizens Bank of Massachusetts. Mr. Van Faasen received a B.A. from Hope College and an MBA from Michigan State University.

Board Committees and Meetings

        During the fiscal year ended September 30, 2002, the Board held six meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee reviews the results and scope of the annual audit and the services provided by the Company's independent auditors. The Audit Committee is composed of three independent directors: Messrs. Cabot, Guenther and Rossetti. The Audit Committee met four times during such fiscal year.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options under the Company's stock option plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three independent directors: Messrs. Berger, Cabot and Van Faasen. It met three times during such fiscal year.

        The Nominating Committee, which was founded in November 2001, interviews, evaluates, nominates and recommends individuals for membership on Tier's Board of Directors and committees thereof and nominates specific individuals to be elected as members of the Board. The Nominating Committee is composed of three non-employee directors: Messrs. Cabot and Van Faasen and Ms. Wilderotter. It did not meet during such fiscal year. Assuming he is re-elected a director, Mr. Berger will replace Ms. Wilderotter on the Nominating Committee, effective January 22, 2003.

        During the fiscal year ended September 30, 2002, all current directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has approved PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2003 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since July 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        AUDIT FEES.    The aggregate fees paid to PricewaterhouseCoopers LLP for the audit of the Company's financial statements for the fiscal year ended September 30, 2002 and for the review of the Company's interim financial statements were $247,848.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    PricewaterhouseCoopers LLP did not render information technology consulting services to the Company in the fiscal year ended September 30, 2002.

        ALL OTHER FEES.    The aggregate fees paid to PricewaterhouseCoopers LLP for professional services performed during the fiscal year ended September 30, 2002, other than audit fees, were $179,478. This amount includes fees associated with the Company's follow-on public offering.

        For the fiscal year ended September 30, 2002, the Audit Committee has considered whether the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence and concluded that, with respect to the Company, PricewaterhouseCoopers LLP is independent.

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of September 30, 2002 by: (i) each nominee for director; (ii) each of the Named Executive Officers (as set forth in the Summary Compensation Table); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)(2)(3)
Beneficial Owner(4)	Number of Class A Shares	Percentage of Class A Shares	Number of Class B Shares	Percentage of Class B Shares	Percentage of Total Voting Power(5)
James L. Bildner	880,000	100.0%	520,411	2.8%	34.0%
T. Rowe Price Associates, Inc.(6)	—	—	1,448,000	8.0%	5.4%
Palisade Capital Management, L.L.C.(7)	—	—	1,205,800	6.7%	4.5%
Franklin Resources, Inc.(8)	—	—	1,203,908	6.6%	4.5%
James R. Weaver	—	—	214,066	1.2%	*
Laura B. DePole	—	—	118,870	*	*
David Laidlaw	—	—	—	—	—
Ronald L. Rossetti	—	—	77,524	*	*
Samuel Cabot III	—	—	82,310	*	*
Morgan P. Guenther	—	—	48,500	*	*
William C. Van Faasen	—	—	52,500	*	*
Harry W. Wiggins	—	—	20,371	*	*
Mary Agnes Wilderotter(9)	—	—	10,000	*	*
Charles W. Berger	—	—	10,000	*	*
All directors and executive officers as a group (12 persons)	880,000	100.0%	1,154,552	6.0%	35.5%

*
Represents beneficial ownership of less than 1%.

(1)
This table is based upon information supplied by officers, directors, director nominees and principal shareholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
The calculation of the applicable percentage of beneficial ownership of each class and of total voting power is based on 880,000 shares of Class A Common Stock and 18,128,072 shares of Class B Common Stock outstanding as of September 30, 2002 plus, for each person or group, any shares such person or group had right to acquire on or prior to November 29, 2002 (including shares issuable upon the exercise of stock options).

(3)
Includes shares issuable upon the exercise of outstanding stock options that were exercisable on September 30, 2002 or became exercisable on or prior to November 29, 2002 as follows:

Beneficial Owner	Number of Class B Shares
James L. Bildner	503,911
James R. Weaver	212,066
Laura B. DePole	114,870
David Laidlaw	—
Harry W. Wiggins	20,000
Ronald L. Rossetti	77,500
Samuel Cabot III	77,500
Morgan P. Guenther	47,500
William C. Van Faasen	47,500
Mary Agnes Wilderotter	10,000
Charles W. Berger	10,000
All directors and executive officers as a group	1,120,847
(4)
Except as indicated by footnote, the address of each of the officers, directors and other shareholders listed above is c/o Tier Technologies, Inc., 2001 N. Main Street, Suite 500, Walnut Creek, California 94596.

(5)
In calculating the percentage of total voting power, the voting power of shares of Class A Common Stock and Class B Common Stock is aggregated. Holders of Class A Common Stock are entitled to ten votes per share and holders of Class B Common Stock are entitled to one vote per share on all matters.

(6)
Address: 100 E. Pratt Street, Baltimore, MD 21202. Based upon information provided by T. Rowe Price Associates, Inc. to the Company on November 14, 2002. T. Rowe Price Associates, Inc. has sole dispositive power for the entire holding of 1,448,000 shares and has sole voting power for 132,400 shares. These securities are owned by various individual and institutional investors, including the T. Rowe Price New Horizons Fund, Inc., which owns 1,250,000 shares of the Company's shares outstanding, to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)
Address: One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024. Based on information provided by Palisade Capital Management, L.L.C. ("PCM") to the Company on November 7, 2002. The shares beneficially held by PCM are held on behalf of its clients in accounts over which PCM has complete investment discretion and voting authority. No single client owns 5% or more of the Company's outstanding shares.

(8)
Address: One Franklin Parkway, San Mateo, CA 94403. Based on information provided by Franklin Resources, Inc. to the Company on November 14, 2002.

(9)
Ms. Wilderotter is a current director who is not seeking re-election.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2002, the Company's officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation of Directors

        The members of the Board are reimbursed for reasonable travel expenses incurred in attending Board meetings. Non-employee members of the Board receive a grant, upon their initial appointment, of fully vested options to purchase 10,000 shares of Class B Common Stock and an annual grant, upon their re-election, of fully vested options to purchase 10,000 shares of Class B Common Stock under the Company's Amended and Restated 1996 Equity Incentive Plan. Upon their re-election at the Annual Meeting on January 23, 2002, Messrs. Cabot, Guenther, Rossetti and Van Faasen were each awarded grants of fully vested options to purchase 10,000 shares of Class B Common Stock. Upon their initial election to the Board, Mr. Berger and Ms. Wilderotter were each awarded grants of fully vested options to purchase 10,000 shares of Class B Common Stock. Since January 2001, the Company pays to each continuing non-employee member of the Board an annual retainer of $10,000, payable quarterly in arrears, and fees of $1,000 for each Board meeting attended and $500 for each Committee meeting attended, provided that such Committee meeting does not occur in conjunction with a Board meeting.

        In general, option grants to the non-employee directors are non-discretionary. The exercise price of options granted to the directors is 100% of the fair market value of the Class B Common Stock on the date of the option grant. Options granted to non-employee directors are typically fully vested on the date of grant. The term of options granted to non-employee directors is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, at the sole discretion of the Board and to the extent permitted by applicable law, any surviving corporation: (i) shall assume all options under the Plan, (ii) shall substitute similar options for those outstanding under the Plan, (iii) shall accelerate the time during which such options may be exercised and the options terminated if not exercised prior to such event, or (iv) such options shall continue in full force and effect. In addition, the non-employee directors may receive discretionary option grants.

Executive Officers

        In addition to Mr. Bildner, as of November 29, 2002, the Company's executive officers were as follows:

Name	Age	Position With The Company
James R. Weaver	45	President and Chief Operating Officer
Laura B. DePole	38	Chief Financial Officer, Chief Administrative Officer, Secretary and Treasurer
Harry W. Wiggins	54	Senior Vice President and General Manager of Government Services
Michael P. Presto	49	Chief Operating Officer, Official Payments Corporation
Martin V. Joyce	56	Senior Vice President and General Manager of Commercial Services

        Mr. Weaver joined Tier as President, Government Services Division in May 1998, became President, U.S. Operations in August 2000, was appointed President of the Company in January 2002 and Chief Operating Officer in November 2002. From June 1997 until May 1998, Mr. Weaver served as Vice President, Government Solutions of BDM International, Inc., an information technology company, where he was responsible for strategic planning, policy and procedure development, client base expansion and overall business planning and development. From March 1995 until June 1997, he served as National Program Director, Public Sector for Unisys Corporation, an information technology company. Prior to that time, he served as Director, Public Sector Services with Lockheed Martin Information Management Services ("Lockheed Martin IMS") and District Manager with the Commonwealth of Virginia, Division of Child Support Enforcement. Mr. Weaver received a B.A. in Psychology from California University of Pennsylvania.

        Ms. DePole was appointed Chief Administrative Officer in November 2002 and has served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer since January 2000 and Chief Accounting Officer since August 1997. Ms. DePole previously served as Senior Vice President, Finance from April 1999 to January 2000. From October 1998 to April 1999, Ms. DePole was Vice President, Finance and from August 1997 to October 1998, Ms. DePole was also the Corporate Controller of the Company. From July 1988 through July 1997, Ms. DePole held various positions at Ernst & Young LLP, an international public accounting firm. Ms. DePole received a B.S. in Accounting from San Francisco State University and is a certified public accountant.

        Mr. Wiggins joined the Company as Senior Vice President and General Manager of Government Services in September 2001. From July 1992 to September 2001, Mr. Wiggins served as Vice President in Lockheed Martin IMS' Children and Family Services Business Unit (now ACS State & Local Solutions, Inc., a division of Affiliated Computer Services, Inc., an information technology outsourcing company). From April 1987 to July 1992, Mr. Wiggins served as a Division Director for the Virginia Department of Social Services and from January 1979 to April 1987, Mr. Wiggins served as a Program Manager for the New Jersey Department of Human Services. Mr. Wiggins received a Masters degree in Business Management from Central Michigan University, a Masters degree in Public Administration from Rider College and a B.A. in Political Science from Gettysburg College. Mr. Wiggins is the recipient of numerous awards and honorable citations, including the Regional Director's Award for Management from the U.S. Department of Health and Human Services and the President's Award from Lockheed Martin IMS.

        Mr. Presto joined the Company as Chief Operating Officer of Official Payments Corporation in August 2002, when the Company acquired Official Payments Corporation. Prior to the acquisition, Mr. Presto served as Chief Operating Officer of Official Payments Corporation since September 1999. From April 1998 to September 1999, Mr. Presto was Senior Vice President, Circulation and Business Development at Curtis Circulation Company, a worldwide distributor of consumer magazines on the newsstand. From January 1993 to April 1998, Mr. Presto was Vice President of Consumer Marketing and Senior Vice President of Consumer Marketing and Distribution for The New York Daily News, during which time he also served as President of Data Comm Services Inc., an affiliated telemarketing/fulfillment consumer service business. Mr. Presto received a B.S. in Marketing from Fairleigh Dickinson University.

        Mr. Joyce joined the Company as Senior Vice President and General Manager of Commercial Services in October 2002. Since January 1996, Mr. Joyce served as a Vice President of A.T. Kearney, the management consulting business unit of EDS, where he directed A.T. Kearney's Health Care practice and co-directed its combined Pharmaceutical & Health Care practice in North America. Prior to joining A.T. Kearney, Mr. Joyce was a founding Principal of the Investment Industry Consulting Practice for EDS Management Consulting Services. Mr. Joyce holds a B.A. in Mathematics from Boston College and a Master's in Computer Science from Boston University.

Compensation of Executive Officers

        The following table shows compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the fiscal years ended September 30, 2002, 2001 and 2000:

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)					Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)		Number of Shares Underlying Options Granted(#)(2)(3)	All Other Compensation($)(4)
James L. Bildner Chairman of the Board and Chief Executive Officer	2002 2001 2000	602,708 548,958 514,583	— 172,712 —	11,490 14,557 43,441	(5) (5) (6)	136,913 69,068 184,375	38,250 38,155 30,506
James R. Weaver President and Chief Operating Officer	2002 2001 2000	408,542 347,917 268,125	— 106,917 116,000	10,827 104,579 3,149	(7) (7) (8)	100,168 42,756 225,000	8,079 — —
Laura B. DePole Chief Financial Officer, Chief Administrative Officer, Secretary and Treasurer	2002 2001 2000	298,958 261,458 222,917	— 41,122 20,000	1,639 357 —	(8)	59,228 16,445 175,000	— — —
Harry W. Wiggins Senior Vice President and General Manager of Government Services	2002 2001	225,000 4,327	—	30,791	(9)	100,000	—
David Laidlaw(10) President of International Operations	2002 2001 2000	163,926 199,526 229,508	— — —	27,287 34,010 36,793	(10) (11) (12)	— — 173,694	— — —

(1)
Although the rules of the SEC allow for the exclusion of perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for such Named Executive Officer, the compensation described in this table includes some such perquisites and other personal benefits.

(2)
Excludes incentive compensation awarded by the Compensation Committee on November 11, 2002 to Mr. Bildner, Mr. Weaver and Ms. DePole of stock options to purchase 30,753, 18,946 and 6,932 shares of the Company's Class B Common Stock, respectively, for fiscal year 2002 performance, according to the terms of the Incentive Compensation Plan for the fiscal year ended September 30, 2002. The number of options issued was calculated using the Black-Scholes option valuation methodology. Also excludes an additional discretionary grant of stock options to purchase 30,753, 18,946 and 6,932 shares of the Company's Class B Common Stock, to Mr. Bildner, Mr. Weaver and Ms. DePole, respectively, for fiscal year 2002 performance, as awarded by the Compensation Committee on November 11, 2002. Further excludes a discretionary grant of stock options to Harry Wiggins to purchase 25,000 shares of the Company's Class B Common Stock, for fiscal year 2002 performance, as awarded by the Compensation Committee on November 11, 2002. To preserve consistent reporting with prior years, the Company will include these incentive and discretionary payments in the Summary Compensation Table in the Company's Proxy Statement for the 2004 Annual Meeting of Shareholders.

(3)
Pursuant to his employment agreement with the Company, Mr. Bildner may receive annual incentive compensation in the form of stock options in lieu of cash. For Mr. Bildner, the number of shares underlying options granted in fiscal year 2000 includes options to purchase 109,375 shares of Class B Common Stock, granted on December 31, 1999, as annual incentive compensation for employment for calendar year 1999.

(4)
Represents premiums paid and the executive's interest in the cash surrender value of life insurance policies.

(5)
Represents certain non-business travel expenses and other perquisites.

(6)
Represents forgiveness of debt and accrued interest thereon in the amount of $10,928 owed by Mr. Bildner to the Company arising from loans made for housing and relocation expenses and certain non-business travel expenses in the amount of $29,364 and other perquisites.

(7)
Represents forgiveness of debt owed by Mr. Weaver to the Company and other perquisites.

(8)
Represents other perquisites.

(9)
Represents forgiveness of debt owed by Mr. Wiggins to the Company.

(10)
Mr. Laidlaw's employment with the Company ended September 3, 2002. Represents a benefit allowance of AU $18,936 for fiscal year 2002 paid in lieu of health insurance and other benefits and retirement fund contributions of AU $31,234, converted into U.S. dollars using the September 30, 2002 exchange rate of AU $1.84 to U.S. $1.00.

(11)
Represents a benefit allowance of AU $29,369 for fiscal year 2001 paid in lieu of health insurance and other benefits and retirement fund contributions of AU $39,877, converted into U.S. dollars using the September 30, 2001 exchange rate of AU $2.04 to U.S. $1.00.

(12)
Represents a benefit allowance of AU $30,582 for fiscal year 2000 paid in lieu of health insurance and other benefits and retirement fund contributions of AU $36,750, converted into U.S. dollars using the September 30, 2000 exchange rate of AU $1.83 to U.S. $1.00.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under the Company's Amended and Restated 1996 Equity Incentive Plan. The following tables show for the fiscal year ended September 30, 2002, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

OPTION GRANTS IN THE FISCAL YEAR ENDED SEPTEMBER 30, 2002

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Individual Grants
		Percent of Total Options Granted to Employees(1)
Name	Number of Shares Underlying Options Granted(#)		Exercise Price ($/Sh)(2)	Expiration Date
					5%($)	10%($)
James L. Bildner	36,913 Class B(4)	5.7%	12.04	10/04/11	279,404	708,010
	100,000 Class B(5)	15.3%	17.75	2/25/12	1,115,902	2,827,691
James R. Weaver	25,168 Class B(4)	3.9%	12.04	10/04/11	190,503	482,735
	75,000 Class B(5)	11.5%	17.75	2/25/12	836,926	2,120,768
Laura B. DePole	9,228 Class B(4)	1.4%	12.04	10/04/11	69,849	176,998
	50,000 Class B(5)	7.7%	17.75	2/25/12	557,951	1,413,845
Harry W. Wiggins	100,000 Class B(5)	15.3%	12.04	10/04/11	756,927	1,918,051
David Laidlaw	—	—	—	—	—	—

(1)
Based on options to purchase an aggregate of 651,809 shares of Class B Common Stock granted to employees in the fiscal year ended September 30, 2002, including options granted to the Named Executive Officers.

(2)
The exercise price is equal to or exceeds the fair market value on the date of grant as reported on the Nasdaq National Market.

(3)
The potential realizable value is calculated based on the term of the option at its time of grant (10 years), assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually. The potential realizable value of the options does not reflect the Company's estimate or projection of the future stock price performance. Actual gains, if any, are dependent on the actual future price of the Company's Class B Common Stock.

(4)
Options fully vested on date of grant.

(5)
Vesting is one-fifth on each anniversary of the grant for 5 years.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED SEPTEMBER 30, 2002
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James L. Bildner.	210,000	2,596,884	417,405	131,250	3,181,221	508,250
James R. Weaver	107,500	1,345,627	149,174	196,250	1,299,251	1,686,800
Laura B. DePole	115,000	1,487,973	96,006	141,250	797,084	1,254,950
Harry W. Wiggins	—	—	—	100,000	—	688,000
David Laidlaw	158,694	1,959,403	—	—	—	—

(1)
The value realized is based on the market price per share of Class B Common Stock at the date of exercise, less the exercise price.

(2)
The value of unexercised in-the-money options is calculated based on the fair market value of the Class B Common Stock on September 30, 2002 of $18.92. Amounts reflected are based on such fair market value minus the aggregate exercise price and do not necessarily reflect that the optionee sold such stock.

EMPLOYMENT AND SEVERANCE AGREEMENTS

        In December 1996, the Company entered into an employment agreement with James L. Bildner, the Company's Chairman of the Board and Chief Executive Officer. Pursuant to the agreement, Mr. Bildner received an option to purchase 80,000 shares of Class A Common Stock and 120,000 shares of Class B Common Stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant, which vested immediately. He also received an option for 120,000 shares of Class A Common Stock and 180,000 shares of Class B Common Stock, all of which has vested. The agreement, amended and restated as of October 1, 2000 and further amended in August 2002, provides for an annual base salary of not less than $550,000 and incentive compensation eligibility, pursuant to the Company's Incentive Compensation Plan, of up to 110% of annual base salary. The agreement expires on October 1, 2003. The agreement also provides, among other things, that if Mr. Bildner's employment with the Company is terminated by the Company without Cause (except in certain circumstances relating to a Change in Control, as such terms are defined in the agreement), Mr. Bildner is entitled to the following upon his execution of a waiver and release of claims: (i) continuation of his current base salary for a period of 30 months plus the average bonus earned by Mr. Bildner over the 30 months prior to his termination date; (ii) immediate and full vesting of all Mr. Bildner's stock options; and (iii) payment by the Company of Mr. Bildner's health insurance premium throughout his period of COBRA eligibility or until he receives coverage under any other group health plan (as an employee or otherwise).

        In April 1998, the Company entered into a letter agreement with James R. Weaver, the Company's President and Chief Operating Officer. Pursuant to the agreement, amended on May 17, 1998, Mr. Weaver received an annual base salary of $200,000 and was eligible to receive an annual incentive bonus of approximately 50% of base salary based on achievement of certain performance criteria. The letter agreement also provided that Mr. Weaver is eligible to receive a stock option grant of no less than 37,500 shares annually based upon his performance and the Company's performance and that in the event of his termination by the Company other than for cause, all outstanding unvested options held by Mr. Weaver will immediately vest. Mr. Weaver's annual base salary has since been increased to $375,000 and his incentive compensation eligibility has been increased to up to 100% of his annual base salary. Pursuant to the letter agreement, the Company also provided Mr. Weaver with a relocation loan of $100,000, which bore interest at 5.50% per annum, which principal amount was to be forgiven at the end of three years provided Mr. Weaver remained employed by the Company. The relocation loan was forgiven in its entirety in the fiscal year ended September 30, 2001. Mr. Weaver also received an option to purchase 50,000 shares of Class B Common Stock, at an exercise price equal to 100% of the fair market value of such stock on the date of grant, which options vested over three years from the date of grant. During the fiscal year ended September 30, 2001, the Company entered into a severance and change in control benefits agreement with Mr. Weaver. The agreement provides, among other things, that upon the occurrence of a Covered Event (as defined in the agreement), Mr. Weaver is entitled, upon his execution of a waiver and release of all claims, to continuation of his current base salary for a period of 24 months from the date of the Covered Event. In addition, if Mr. Weaver's termination is an Involuntary Termination without Cause prior to or within 12 months following a Change in Control (as such terms are defined in the agreement), and if Mr. Weaver elects continued coverage under federal COBRA law, the Company shall pay the premiums of such coverage, including coverage for Mr. Weaver's eligible dependents who were enrolled immediately prior to such termination, for a maximum period of 18 months following such termination. The Company's obligation to pay such premiums shall cease immediately upon the date Mr. Weaver becomes covered under any other group health plan (as an employee or otherwise). In the Company's discretion, any payments resulting from this agreement may be paid over time or in one lump sum.

        In August 2002, the Company entered into a severance and change in control benefits agreement with Laura B. DePole, the Company's Chief Financial Officer, Chief Administrative Officer, Secretary and Treasurer. The agreement provides, among other things, that upon the occurrence of a Covered Event (as defined in the agreement), Ms. DePole is entitled, upon her execution of a waiver and release of all claims, to a lump sum payment equivalent to her current base salary for a period of eighteen (18) months. In addition, if Ms. DePole's termination is an Involuntary Termination without Cause prior to or within 12 months following a Change in Control (as such terms are defined in the agreement), and if Ms. DePole elects continued coverage under federal COBRA law, the Company shall pay the premiums of such coverage, including coverage for Ms. DePole's eligible dependents who were enrolled immediately prior to such termination, for a maximum period of 18 months following such termination. The Company's obligation to pay such premiums shall cease immediately upon the date Ms. DePole becomes covered under any other group health plan (as an employee or otherwise).

        Effective September 2002, the Company amended an employment agreement with Harry W. Wiggins, the Company's Senior Vice President and General Manager, Government Services. The amended agreement's term expires September 28, 2004. Pursuant to the amended agreement, Mr. Wiggins is to receive an annual base salary of not less than $305,000 and is eligible to receive targeted incentive compensation of $152,500 per fiscal year based upon the achievement of performance targets for both the Government Services business unit and the Company. Mr. Wiggins is also eligible to receive a retention bonus of $84,444 if he is still employed by the Company on April 1, 2003. Pursuant to the agreement, Mr. Wiggins is eligible for an annual discretionary stock option grant, subject to the approval of the Compensation Committee of the Board of Directors, of an option to purchase up to 25,000 shares of Class B Common Stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. If Mr. Wiggins (i) is terminated by the Company without Cause, or (ii) terminates his employment with the Company for Cause (in either case, as Cause is defined in the agreement), then the Company will pay Mr. Wiggins all accrued and unpaid compensation earned through the date of termination and the incentive compensation related to business unit performance only, prorated based on the portion of the fiscal year elapsed as of the date of the termination. In addition, the Company will continue to pay Mr. Wiggins his current salary for a period of six (6) months following the date of termination.

        In February 1999, the Company entered into a letter agreement with David Laidlaw, the Company's President, International Operations. Pursuant to the letter agreement, Mr. Laidlaw received an annual base salary of AU $400,000 and was eligible to receive an annual incentive bonus of approximately 25% of base salary. Mr. Laidlaw's incentive bonus was fully guaranteed in the first year of employment, 50% guaranteed and 50% contingent upon Mr. Laidlaw's achievement of certain performance criteria in the second year of employment, and fully contingent upon achievement of performance criteria in the third year of employment. Pursuant to the letter agreement, Mr. Laidlaw received an option to purchase 25,000 shares of Class B Common Stock, at an exercise price equal to 100% of the fair market value of such stock on the date of grant, which vests over four years from his date of hire. In July 2002, Mr. Laidlaw's employment agreement was amended and restated to provide an annual base salary of AU $440,000, superannuation of AU $44,000 per year, and an allowance of AU $16,000 net of tax, to be applied for benefits at Mr. Laidlaw's discretion. In July 2002, agreements were entered into with all active Australian employees that modified stock option agreements to permit accelerated vesting upon the sale of the Australian operation if certain requirements were met. As a result, Mr. Laidlaw's stock option agreements were modified and accelerated vesting occurred upon the sale of the Australian operation in September 2002.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

General

        The Compensation Committee has overall responsibility for the Company's executive compensation policies and programs. As part of its responsibility, the Compensation Committee approves all elements of compensation for the Company's executive officers. The Compensation Committee is comprised of Messrs. Berger, Cabot and Van Faasen, all of whom are independent directors.

Philosophy

        The objective of the Company's executive compensation strategy is to develop and maintain executive reward programs that contribute to the enhancement of shareholder value, while attracting, motivating and retaining key executives who are essential to the long-term success of the Company. The Compensation Committee reviews and approves base salary, incentive and equity compensation for the Chief Executive Officer and other senior executives; establishes, reviews and approves short-term and long-term incentive programs, including the Company's Incentive Compensation Plan (the "ICP"); and reviews and approves incentive and equity compensation to be allocated to all employees.

        The Compensation Committee believes that, in light of the fiscal year 2002 compensation levels of the Named Executive Officers, the Company was not affected by the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility of executive compensation in excess of $1,000,000 per officer that is not performance-based. The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Annual Base Salary

        The Compensation Committee reviews base salaries annually and establishes base salaries of the Company's executives at levels that the Compensation Committee considers to be appropriate consistent with the objectives outlined above and in light of the experience, responsibilities and performance of each executive officer and the competitive marketplace.

Incentive Compensation Plan

        The ICP, which was approved by the Compensation Committee effective October 1, 2000, provides selected key employees opportunities to receive awards in the form of cash, fully vested stock option grants, other stock grants, or any combination of these, with the value of options granted in lieu of cash determined by the Black-Scholes valuation model. Such awards are based on performance objectives and performance levels established by the Committee for each plan year with respect to each participant.

        For fiscal year 2002, the Committee approved the participation of Messrs. Bildner and Weaver and Ms. DePole under the ICP and established a maximum award percentage ranging from 50% to 110% of each participant's base salary. Performance objectives for the year consisted of threshold, target and maximum award levels based on the Company's diluted earnings per share as adjusted for certain charges (representing one-third of each participant's total award percentage), revenue (one-third) and average share price (one-third). In addition to the performance objectives, the Committee further established that if the Company's stock price reached a certain average for the last thirty calendar days of the fiscal year, then Messrs. Bildner and Weaver and Ms. DePole would be entitled to an additional 5% bonus. Based on information compiled by management and approved by the Committee, the threshold award level based on average share price for the year was the only performance objective achieved for the year and incentive compensation equal to 25% of the total potential bonus was awarded to each participant based on this performance in the form of stock options valued according to the Black-Scholes valuation model as of November 11, 2002.

Other Option Grants to Key Executives

        The Compensation Committee awarded two other discretionary stock option grants to Messrs. Bildner and Weaver and Ms. DePole attributable to their performance during fiscal year 2002: a grant in February 2002 and a grant in November 2002. These option grants were granted in recognition of these executive officers' efforts in helping the Company achieve various strategic events, outside of the specific contemplation of the ICP, specifically: 1) strengthening the Company's capital base; 2) the sale of the Company's operations in Australia; and 3) the successful acquisition of Official Payments Corporation.

        In November 2002, the Compensation Committee also awarded a discretionary stock option grant to Mr. Wiggins for his individual performance during fiscal year 2002.

Annual Bonus Incentives

        Annual discretionary bonus awards to officers and other non-executive employees who do not participate in the ICP are designed to provide a short-term incentive based upon individual, strategic business unit and/or corporate performance. In addition, the Compensation Committee may from time to time grant discretionary bonuses to participants in the ICP based on factors other than the corporate performance objectives specified therein. No discretionary bonuses to participants in the ICP other than the February and November 2002 option grants described above were awarded for fiscal year 2002.

Stock Options

        As part of its responsibilities, the Compensation Committee administers the Amended and Restated 1996 Equity Incentive Plan, under which stock options may be granted. Stock options provide value to participants when shareholders benefit from stock price appreciation and, as a result, are an important component of the Company's annual executive compensation program. The Compensation Committee intends that stock-based incentives will be the primary long-term incentive payable to the Company's executive officers. Stock options granted to executive officers at the time of hiring and periodically thereafter under the Plan are designed to provide long-term incentives and rewards tied to the price of the Class B Common Stock.

        The table above entitled "Option Grants in the Fiscal Year Ended September 30, 2002" shows the options granted to the Named Executive Officers during fiscal year 2002. In determining the size of the grants to executive officers, the Compensation Committee assessed relative levels of responsibility of the individual officers, their contributions, if applicable, to the success of the Company's follow-on public offering during fiscal year 2002, other extraordinary service during fiscal year 2002, their expected future contributions and the long-term incentive practices of comparable companies.

        In accordance with the provisions of the Plan, the exercise price of all options granted was equal to the fair market value of the underlying Class B Common Stock on the date of grant. Accordingly, the value of these grants to executives and other officers depends on the future growth in share value of the Company's Class B Common Stock.

Other Compensation

        The Company, from time to time, has made loans to certain executives in connection with their exercise of stock options, the payment of taxes associated with those exercises, relocation expenses, costs associated with the purchase of housing, education expenses and personal expenses, some of which may be forgiven over time in recognition of the executive's continued performance. See "Certain Transactions." In accordance with the Sarbanes-Oxley Act of 2002, the Company will no longer make any personal loans to its executive officers or directors, nor will it make any material modifications to its outstanding grandfathered executive loans. The Company also voluntarily discontinued providing split-dollar life insurance policies to Messrs. Bildner and Weaver as of September 30, 2002.

CEO Performance Evaluation

        For the period from October 1, 2001 to September 30, 2002, Mr. Bildner's base salary and ICP payout were determined in accordance with the criteria described in the "Annual Base Salary" and "Incentive Compensation Plan" sections of this report. The base salary of Mr. Bildner was set at $605,000 as of October 1, 2001 and reflected the Committee's assessment of his very favorable performance for the preceding fiscal year, including the achievement of the growth of the Company's revenues and earnings per share and his broad involvement in the overall operations of the Company. The ICP maximum award for Mr. Bildner for fiscal year 2002 was $665,500 or 110% of his base salary for the year based on the three performance objectives and levels described above. The actual ICP award for the fiscal year was $166,375, or 27.5% of Mr. Bildner's base salary, paid in the form of a fully vested option to purchase 30,753 shares of Class B Common Stock at an exercise price of $14.82 per share, the fair market value of the Class B Common Stock as of the date of grant.

        The foregoing report is given by the members of the Compensation Committee, namely:

        Samuel Cabot III, Chair

        Charles W. Berger

        William C. Van Faasen

        The information contained in the foregoing report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As of September 30, 2002, the Compensation Committee was comprised of Messrs. Berger, Cabot, and Van Faasen. Earlier in fiscal year 2002, Messrs. Guenther and Rossetti served on the Compensation Committee; they were replaced effective January 23, 2002 with Messrs. Berger and Van Faasen. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board or Compensation Committee during the fiscal year ended September 30, 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Membership and Role of the Audit Committee

        The Audit Committee is comprised of Messrs. Cabot, Guenther and Rossetti. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The primary purpose of the Audit Committee is to provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's shareholders with respect to management's conduct of the Company's accounting and financial reporting process, including the Company's financial statements and reports, the Company's systems of internal accounting and financial controls and the independent audit of the Company's financial statements. The Audit Committee also seeks to maintain and foster open communication between the Audit Committee, the Company's management and the independent auditors.

        On July 23, 2002, the Audit Committee met with the Company's audit partner at PricewaterhouseCoopers LLP, the Company's independent public auditors. During that meeting, the Audit Committee reviewed the provisions of the then-pending Sarbanes-Oxley Act, and the policies, procedures and processes in place, as well as those to be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective. On July 30, 2002, the Sarbanes-Oxley Act was signed into law. The Audit Committee arranged a meeting of the Company's Board of Directors with the audit partner and audit director at PricewaterhouseCoopers to review the Sarbanes-Oxley Act with the entire Board on October 24, 2002.

Review of the Company's Audited Financial Statements for the Fiscal Year ended September 30, 2002

        Management is responsible for the Company's internal controls and the financial reporting process. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2002 with the Company's management.

        The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        In addition to audit services, PricewaterhouseCoopers LLP provides the Company with interim quarterly review services, tax advice and preparation services and, from time to time, specific and limited due diligence in connection with acquisitions.

        The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm and has concluded that, with respect to the Company, PricewaterhouseCoopers LLP is independent.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the SEC.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

        The foregoing report is given by the members of the Audit Committee, namely:

        Morgan P. Guenther, Chair

        Samuel Cabot III

        Ronald L. Rossetti

PERFORMANCE GRAPH

        The following graph compares the Company's total share price performance of the Class B Common Stock for the period beginning with the Company's initial public offering on December 17, 1997 through the fiscal year ended September 30, 2002, with the total share price performance of the Nasdaq Market Index and the Russell 2000 Index. The comparison assumes $100.00 was invested on December 17, 1997 in the Class B Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends, if any.

Measurement Date	Tier	Russell 2000	Nasdaq
12/17/1997	$100.00	$100.00	$100.00
12/31/1997	114.67	102.55	101.55
3/31/1998	184.00	112.87	118.86
6/30/1998	190.00	107.61	122.12
9/30/1998	176.00	85.93	110.19
12/31/1998	184.00	99.94	143.18
3/31/1999	92.67	94.52	160.55
6/30/1999	74.67	109.22	175.45
9/30/1999	73.33	102.32	179.76
12/31/1999	90.01	121.19	265.55
3/31/2000	67.34	129.77	298.28
6/30/2000	56.00	124.87	259.39
9/29/2000	78.34	126.25	238.71
12/31/2000	60.67	117.53	159.84
3/31/2001	125.33	109.88	119.31
6/30/2001	101.87	125.58	140.61
9/30/2001	128.00	99.47	97.57
12/31/2001	229.97	120.45	126.82
3/31/2002	188.27	125.25	120.17
6/30/2002	190.08	114.79	95.79
9/30/2002	201.81	90.22	76.87

        The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements provide such persons with indemnification, to the maximum extent permitted by the Company's Articles or Bylaws or by the California General Corporation Law, against all expenses, claims, damages, judgments, and other amounts (including amounts paid in settlement) for which such persons become liable as a result of acting in any capacity on behalf of the Company, subject to certain limitations.

        The Company has made loans to certain employees in connection with their exercise of stock options, the payment of taxes associated with those exercises, relocation expenses, costs associated with the purchase of housing, education expenses and personal purposes. All loans have been made pursuant to full-recourse, interest-bearing promissory notes and certain notes are secured by a pledge of Common Stock held by the employee. Interest rates range from 3.55% to 7.18% and vary based on the term of the loan and its date of origination. The loans have original terms from one to ten years. Forgivable loans have terms of up to three years and may be forgiven ratably over the note's term or at the note's maturity date for so long as the employee remains employed by the Company. As of September 30, 2002, the outstanding balance of loans and accrued interest to Mr. Bildner totaled $3,581,128, of which none is forgivable; the outstanding balance of loans and accrued interest to Mr. Weaver totaled $75,000, which amount may be forgiven in its entirety; and the outstanding balance of loans to Mr. Wiggins totaled $70,567, which amount may be forgiven in its entirety. Mr. Bildner has pledged a total of approximately 338,206 shares of Class A Common Stock as security for his obligations. As of September 30, 2002, the pledged stock had a market value of approximately $6,398,858. Ms. DePole's loan of $175,000 dating from August 2001 was repaid in full with interest in November 2001. In accordance with the Sarbanes-Oxley Act, there will be no extensions or material modifications made to the terms of the above loans.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Laura B. DePole Secretary

December 20, 2002

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2002 is available without charge upon written request to: Corporate Secretary, Tier Technologies, Inc., 2001 N. Main Street, Suite 500, Walnut Creek, California 94596.

TIER TECHNOLOGIES, INC.
CLASS B COMMON STOCK PROXY
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Tier Technologies, Inc., hereby constitutes and appoints JAMES L. BILDNER and LAURA B. DEPOLE and each of them, with full power of substitution, as proxy or proxies of the undersigned to vote the number of shares of Class B Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Tier Technologies, Inc., to be held at Tier's headquarters located at 2001 N. Main Street, Suite 500, Walnut Creek, California at 2:00 p.m. local time on January 22, 2003, and at any adjournments or postponements thereof, with respect to the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, in the manner specified below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

PROPOSAL NO. 1:
Nominees for Director:
James L. Bildner, Charles W. Berger, Morgan P. Guenther and William C. Van Faasen for election by the holders of the Class A Common Stock and Class B Common Stock voting together as one class. Samuel Cabot III and Ronald L. Rossetti for election by the holders of the Class B Common Stock voting as a separate class.
[ ] FOR
[ ] WITHHOLD Withhold authority to vote for the nominee(s) listed:

PROPOSAL NO. 2:
Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors
[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

PLEASE MARK, SIGN AND DATE THIS
PROXY AND RETURN IT PROMPTLY WHETHER
OR NOT YOU PLAN TO ATTEND THE MEETING.
IF YOU DO ATTEND, YOU MAY VOTE
IN PERSON IF YOU DESIRE.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated December 20, 2002, and of the Company's Annual Report for the fiscal year ended September 30, 2002.

Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated	,
		Signature	Signature if held jointly

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INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN THE FISCAL YEAR ENDED SEPTEMBER 30, 2002
AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED SEPTEMBER 30, 2002 AND FISCAL YEAR-END OPTION VALUES
EMPLOYMENT AND SEVERANCE AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS